Community Trust Bancorp, Inc.

"Building Communities… Built on Trust"

2006 Annual Shareholders' Meeting
Presentation

April 25, 2006

CAUTIONARY STATEMENT

Information provided herein by the Corporation contains "forward-looking" information. The Corporation cautions that any forward-looking statements made by the Corporation are not guarantees of future performance and that actual results may differ materially from those in the forward-looking statements. Please refer to the Corporation's 2005 Annual Report on Form 10-K Part I, Item 1. for additional information.

Strategic Plan for 2005

What were our goals?

- An 8% increase in earnings and EPS
- Loan and deposit growth of 11% and 5%
- A 4% growth in total assets
- Improving asset quality
- Improving operational efficiency to 56.99%
- Increasing shareholder value
- Expanding our banking franchise

CTBI Executes its 2005 Strategic Plan

What were the results of executing our plan?

- Record earnings of $34.4 million, an 11.2% increase
- Increased EPS to $2.31 , a 10.5% increase
- Loan growth of 10.8% and deposit growth of 6.6%
- Increased total assets to $2.8 billion, a 5.2% increase
- Nonperforming loans as a percentage of total loans decreased to 1.0% of total loans

CTBI Executes its 2005 Strategic Plan

- Efficiency ratio improved 142 basis points to 56.83%
- 6.4% increase in book value per share while shareholders' equity increased 7.5%
- Opened 3 new full service branches
- Acquired Heritage Community Bank of Danville on June 10, 2005 with total assets of $85 million and 2 offices

Shareholder Value

Dividends Per Share


$0.61
$0.65
$0.75
$0.87
$0.98
$1.04
2001
2002
2003
2004
2005
2006*

*2006 is stated corporate goal

Dividends Per Share

- 25 consecutive years of increased cash dividends
- Cash dividends have increased on average 12.7% per year during the past five years
- 2005 cash dividends were increased by 12.6%
- December 31, 2005 cash dividend yield of 3.38%
- In January 2006, CTBI was added to the Mergent Dividend Achievers 50
- In February 2006, CTBI was named a founding member of the NASDAQ Dividend Achievers Index

Shareholders' Equity


(in millions)
$191.6
$209.4
$221.4
$236.2
$253.9
$276.2
2001
2002
2003
2004
2005
2006*

- Shareholders' equity has increased 32.5% since 2001, an average of 7.3% per year
- Our corporate goal for growth in shareholders' equity for 2006 is 8.8% . . . increasing equity in our Company to $276.2 million

*2006 is stated corporate goal

Total Market Capitalization



(in millions)
$174.0
$271.4
$310.5
$406.5
$461.2
$509.0
2001
2002
2003
2004
2005
2006

All data is as of year-end except 2006 which is based upon stock price on March 31, 2006

Comparison of 5 Year Cumulative Total Return

among CTBI, NASDAQ Stock Market (U.S.) and NASDAQ Bank Stocks



$400
$300
$200
$100
$0
2000
2001
2002
2003
2004
2005
Community Trust Bancorp, Inc.
NASDAQ Stock Market (U.S)
NASDAQ Bank Stocks

- **An investment in CTBI stock on December 31, 2000 would have outperformed the NASDAQ composite and the NASDAQ bank stock at December 31, 2005**

Comparison to Russell 2000 Index

of small cap companies


Return to Investors
December 31, 2005
4.56%
-1.94%
22.13%
17.53%
8.23%
26.44%
9.27%
14.74%
1-Year
3-Year
5-Year
10-Year
Russell 2000
CTBI

- 3-, 5-, and 10-year total returns annualized

CTBI's Stock Has Increased Visibility

Indices:

- Russell 2000 Index
- Russell Microcap Index
- NASDAQ Mergent Dividend Achievers Index (founding member)

Markets:

- NASDAQ Bank Stocks
- NASDAQ Global Select Market (effective July 2006)
  - Founding member
  - Highest initial listing standards in the world
  - Financial and liquidity standards higher than other markets
  - World class governance standards

Earnings Review

Total Revenue



(in millions)
$106.9
$117.2
$121.0
$127.1
$136.7
$147.9
$23.8
$27.9
$36.4
$33.9
$33.5
$34.9
2001
2002
2003
2004
2005
2006*
Noninterest Revenue
Net Interest Revenue

*2006 is stated corporate goal

Total Revenue

- Total revenue increased an average of 6.4% per year for the past five years
  - 7.5% increase during 2005
- Net interest revenue increased 10.7% over prior year
  - Interest income increased 22.8%
  - Interest expense increased 53.2%
- Noninterest revenue as a percent of total revenue for the year ended 12/31/2005 was 24.5%, a decrease from prior year's 26.7%
  - Increases in both deposit and loan fees
  - Mortgage loan activity changes
  - Decrease in securities gains
  - Increase in brokerage revenue
  - Increase in trust revenue

Net Income


(in millions)
$22.3
$27.6
$28.9
$31.0
$34.4
$36.4
2001
2002
2003
2004
2005
2006*

*2006 is stated corporate goal

Net Income

2005 performance drivers

- Loan and deposit growth
- Increased net interest income
- Stable noninterest income
- Noninterest expense control
- Improved asset quality

Earnings Per Share



$1.45
$1.83
$1.95
$2.09
$2.31
$2.43
2001
2002
2003
2004
2005
2006*

- 7th consecutive year of increased EPS
- Earnings per share increased 10.5% in 2005
- 10.4% compound growth rate for earnings per share for the past five years

*2006 is stated corporate goal

Balance Sheet Review

Total Assets



(in billions)
$2.50
$2.49
$2.47
$2.71
$2.85
$2.92
2001
2002
2003
2004
2005
2006*

- Total assets increased 5.2% during 2005 to $2.85 billion
  - Internal growth $51.2 million
  - Acquisition growth $88.9 million

*2006 is stated corporate goal

Total Loans


(in billions)
$1.71
$1.63
$1.74
$1.90
$2.11
$2.32
2001
2002
2003
2004
2005
2006*

- Total loan growth of $204.8 million in 2005 including $73.7 million obtained through acquisition
- Growth occurred in all loan types—commercial, residential real estate and consumer

*2006 is stated corporate goal

Net Charge-offs

as a % of average loans


0.65%
0.63%
0.48%
0.35%
0.37%
2001
2002
2003
2004
2005

Loan Loss Reserve

as a % of net loans


1.38%
1.42%
1.42%
1.42%
1.40%
2001
2002
2003
2004
2005

Nonperforming Loans

as a % of total loans


1.97%
1.39%
0.97%
1.06%
1.02%
2001
2002
2003
2004
2005

Total Deposits

(including Repurchase Agreements)


(in billions)
$2.21
$2.18
$2.16
$2.23
$2.38
$2.46
2001
2002
2003
2004
2005
2006*

- Total deposit growth, including repurchase agreements, of $146.9 million for the year 2005 including $69.8 million obtained through acquisition

*2006 is stated corporate goal

1st Quarter 2006 Review

Net Income


(in millions)
$8.0
$8.5
$9.1
$8.9
$9.8
Mar '05
June '05
Sept '05
Dec '05
Mar '06

Net Income

- Net income for the 1st quarter 2006 exceeded same quarter last year by 22.7%
- Net interest income increased 7.9% from March 31, 2005
- $1.4 million variance in provision for loan losses from prior year 1st quarter as no allocation to the reserve for losses on loans was made during the quarter
- Noninterest income increased 1.6% from prior year 1st quarter
- Noninterest expense increased 4.5% from prior year 1st quarter

Noninterest Income


(in millions)
$8.0
$8.9
$9.0
$8.9
$8.1
Mar '05
Jun '05
Sept '05
Dec '05
Mar '06

Noninterest Income

- **Deposit related fees and Overdraft Honor program**
- **Fair value of mortgage servicing rights**
- **Loan related fees decreased due to reclassifications made relating to FAS 91, *Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases***
  - **Corresponding decrease in interest income**
  - **Offset by reduction in noninterest expense**

Noninterest Expense

(in millions)



$19.2
$19.7
$19.8
$19.9
$20.1
Mar '05
Jun '05
Sept '05
Dec '05
Mar '06

Noninterest Expense

- **Increase in personnel expense**
  - **Annual salary adjustments**
  - **Staffing of new branches**
  - **$178 thousand impact related to SFAS 123R, *Share-Based Payment***
- **Increase in occupancy and equipment due to expenditures for technology and communication upgrades**
- **$145 thousand unfunded commitment provision expense**

Total Loans



(in billions)
$1.94
$2.07
$2.10
$2.11
$2.10
Mar '05
Jun '05
Sept '05
Dec '05
Mar '06

- Loans outstanding increased 8.5% from March 31, 2005 but decreased 0.3% from December 31, 2005
  - New loan production seasonally stable during 1st quarter
  - Payoffs and paydowns of existing loans accelerated

Total Deposits

(including Repurchase Agreements)



(in billions)
$2.28
$2.34
$2.37
$2.38
$2.47
Mar '05
Jun '05
Sep '05
Dec '05
Mar '06

- Total deposits and repurchase agreements increased 4.0%, or $95.6 million, during the 1st quarter 2006
  - $17.2 million growth in noninterest bearing
  - $78.4 million growth in interest bearing

Nonperforming Loans

as a % of total loans



0.92%
1.04%
1.03%
1.02%
0.76%
Mar '05
Jun '05
Sept '05
Dec '05
Mar '06

Efficiency Ratio



59.13%
57.86%
55.27%
55.34%
58.21%
Mar '05
Jun '05
Sept '05
Dec '05
Mar '06

2006 Strategic Plan

2006 Performance Goals

Net Income	$36.4 million
Earnings Per Share	$2.43
Loan Growth	$208 million
Deposit Growth	$83 million
Total Asset Growth	$71 million
Efficiency Ratio	56.44%

2006
Operational Initiatives

Plans being executed to attain our 2006 corporate goals

- Internal growth of core banking businesses
- Continued expansion of trust and brokerage services
- Expansion through new branches and acquisitions
- Enhance information utilization
- Continued expansion of profitable product lines

2006
Operational Challenges

Major impacts on 2006 corporate goals

- Loan growth
- Asset quality
- Net interest margin
- Noninterest income
- Profitable deposit growth

Shareholders:

Your management has a Strategic Plan for the performance and operations of your company. Success will be attained by the execution of this plan, not just by management, but by our more than 1,000 employees. The continuing support by you, our shareholders, by referring your friends, neighbors, and business associates to do business with your bank, is invaluable to the execution of our plans for the performance of your company.